Exhibit 99.1

Continental Announces Expiration of Tender Offer Period for Outstanding Shares

Completion of Previously Announced Merger and Going Private Transaction Expected Later Today

OKLAHOMA CITY, OKLAHOMA – November 22, 2022 – Continental Resources, Inc. (NYSE: CLR) today announced that it is initiating the final steps in closing its previously announced merger with Omega Acquisition, Inc. (“Merger Sub”). Following the completion of the merger, shares of Continental common stock are expected to cease trading on the New York Stock Exchange (“NYSE”) prior to market open on Wednesday, November 23, 2022, and will no longer be listed for trading on the NYSE. Merger Sub’s tender offer to purchase any and all outstanding shares of Continental’s common stock, other than (i) shares of common stock owned directly or indirectly by Mr. Hamm and the Hamm family and (ii) shares of common stock underlying unvested equity awards issued pursuant to Continental’s long-term incentive plans (the “Rollover Shares”) expired one minute after 11:59 p.m. (New York City time) on November 21, 2022. As of 5:00 pm (New York City time) on November 21, 2022, a total of 36,312,840 shares of Continental common stock were validly tendered and not validly withdrawn pursuant to the tender offer, representing approximately 62.5% of the outstanding shares of Continental common stock not already owned by the Hamm family. In addition, “Notices of Guaranteed Delivery” have been delivered for 3,443,455 shares of Continental common stock, representing approximately 5.9% of the outstanding shares not already owned by the Hamm family. Merger Sub intends to accept for payment in accordance with the terms of the tender offer all shares of Continental common stock that were validly tendered and not validly withdrawn as of the expiration of the tender offer.

Merger Sub will be merged with and into Continental in accordance with Section 1081.H of the General Corporation Act of the State of Oklahoma (the “OGCA”), with Continental continuing as the surviving corporation wholly owned by the Hamm family. Each remaining share of Continental common stock not purchased in the tender offer (other than (i) the Rollover Shares, (ii) shares owned by the Company as treasury stock or owned by any wholly owned subsidiary of the Company, including shares irrevocably accepted by Merger Sub pursuant to the tender offer, and (iii) shares held by a holder who is entitled to demand and properly demanded appraisal for such shares in accordance with Section 1091 of the OGCA) will be converted into the right to receive $74.28 in cash, without interest, and subject to deduction for any required withholding taxes.

About Continental Resources

Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. and a leader in America’s energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation’s premier oil field, the Bakken play of North Dakota and Montana. Continental is also the largest producer in the Anadarko Basin of Oklahoma and is the second largest leaseholder in the Powder River Basin of Wyoming and tenth largest in the Permian Basin of Texas. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2022, Continental will celebrate 55 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Company’s business and statements or information concerning the transactions contemplated by the Merger Agreement, the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, rates of return, budgets, costs, business strategy, objectives, and cash flows are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “target,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. With respect to the transactions contemplated by the Merger Agreement described above, risks and uncertainties include the timing and/or occurrence of the consummation of such transactions and the Company’s plans for financing such transactions. With respect to the Company’s operations generally, the risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the effects of any national or international health crisis; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; our ability to pay future dividends or complete share repurchases; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing and greenhouse gas emissions; increased market and industry competition, including from alternative fuels and other energy sources; the impact of the transactions contemplated by the Merger Agreement on such operations and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. Production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

We use the term “EUR” or “estimated ultimate recovery” to describe our best estimate of recoverable oil and natural gas hydrocarbon quantities. Actual reserves recovered may differ from estimated quantities. EUR data included herein, if any, remain subject to change as more well data is analyzed.

Investor Contact:	Media Contact:
Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Chief Communications Officer
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com